UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

MSC Income Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MSC INCOME FUND, INC.

1300 Post Oak Boulevard, 8th Floor

Houston, Texas 77056

June 24, 2021

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of MSC Income Fund, Inc., which will be held on September 14, 2021, in the East-West Conference Room at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, commencing at 9:00 AM, local time.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

It is important that your shares be represented at the Annual Meeting, and you are encouraged to vote your shares as soon as possible. The enclosed proxy card contains instructions for voting over the Internet, by telephone or by returning your proxy card via mail in the envelope provided. Your vote is important.

Thank you for your support.

Sincerely yours,

DWAYNE L. HYZAK
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on September 14, 2021.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2020 are available on the Internet at http://mscincomefund.com under “Latest Filings” in the “Investors” section of our website.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

●	The date, time and location of the meeting;
●	A list of the matters intended to be acted on and our Board of Directors’ recommendations regarding those matters;
●	Any control/identification numbers that you need to access your proxy card; and
●	Information about attending the meeting and voting in person.

MSC Income Fund, Inc.

1300 Post Oak Boulevard, 8th Floor

Houston, Texas 77056

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of the Stockholders of MSC Income Fund, Inc., a Maryland corporation, will be held in the East-West Conference Room at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, on Tuesday, September 14, 2021, at 9:00 AM local time, in order to:

(1)	elect our directors for a term of one year;
(2)	ratify our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
(3)	transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

We currently intend to hold our annual meeting in person in Houston as set forth above. However, we are actively monitoring the Coronavirus (COVID-19) situation; we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person in Houston, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting at another location and/or solely by means of remote communication. If you are planning to attend our meeting, please check our public filings with the Securities and Exchange Commission prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

If you were a stockholder as of the close of business on June 16, 2021, you are entitled to vote at the meeting and at any postponement or adjournment thereof.

Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption “Voting Information.”

In addition, you are receiving with this notice and proxy statement, or have previously received, a copy of our annual report on Form 10-K for the year ended December 31, 2020.

By Order of the Board of Directors,

JASON B. BEAUVAIS
Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary

Dated: June 24, 2021

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

	Page		Page
GENERAL INFORMATION	1	COMPENSATION OF DIRECTORS	13
VOTING INFORMATION	2	Director Compensation Table	13
Record Date and Who May Vote	2	EXECUTIVE OFFICERS	14
How to Vote	2	Compensation Discussion and Analysis	15
How to Revoke or Change Your Vote	2	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
Quorum	3
Broker Non-Votes	3	AUDIT COMMITTEE REPORT	18
Proposals to Be Voted on; Vote Required; and How Votes Are Counted	3	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2021 (ITEM 2)	19
Expenses	4
Confidential Voting	4
ELECTION OF DIRECTORS (ITEM 1)	5	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	21
Nominees	6
CORPORATE GOVERNANCE	8	Our Adviser	21
Director Independence	8	Expense Waiver	22
Communications with the Board	8	Allocation of MSC Adviser’s Time	22
Board Leadership Structure	9	Co-Investment Transactions	22
Board of Directors and its Committees	9	Main Street Term Loan	23
Director Nomination Process	10	INVESTMENT ADVISOR, ADMINISTRATOR AND PRINCIPAL UNDERWRITER	23
Board’s Role in the Oversight of Risk Management	11
		STOCKHOLDERS’ PROPOSALS	24
Succession Planning	12
Hedging and Speculative Trading, Pledging of Company Securities	12
Responsible Investment and Community Involvement	12

MSC Income Fund, Inc.

1300 Post Oak Boulevard, 8th Floor

Houston, Texas 77056

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement and accompanying proxy card are being mailed to the stockholders of MSC Income Fund, Inc. (the “Company,” “we,” “us,” or “our”) beginning on or around June 24, 2021. Our Board of Directors (the “Board of Directors”; or, the “Board”) is soliciting your proxy to vote your shares at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 14, 2021 in the East-West Conference Room at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, at 9:00 AM local time.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If a properly executed proxy card is returned with no specification made, the shares of Common Stock will be voted “FOR” the proposal to elect each of the director nominees and “FOR” the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the annual meeting and voting his or her shares of Common Stock in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the annual meeting.

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056, or by calling (713) 350-6000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

VOTING INFORMATION

Record Date and Who May Vote

Our Board of Directors selected June 16, 2021 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. As of the close of business on the Record Date, 79,716,361 shares of our Common Stock were outstanding. Each outstanding share of Common Stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote

For shares held of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.

By giving us your proxy, you will be directing us on how to vote your shares at the Annual Meeting and at any postponement or adjournment thereof. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to routine matters, which, in the case of the Annual Meeting, only applies to the proposal to ratify our appointment of our independent registered public accounting firm. For all other matters to be voted on at the Annual Meeting, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this proxy statement. In either case, they will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage-prepaid envelope. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in your broker or other nominee’s voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of Common Stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Revoke or Change Your Vote

For shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

Quorum

The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding shares of Common Stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on a particular matter.

If a quorum is not established with respect to any proposal, the Chairman of the Annual Meeting will have the power to adjourn the Annual Meeting from time to time for any reason, including to solicit additional proxies, to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session at which a quorum is present. If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals may be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Broker Non-Votes

If you are the beneficial owner of shares held through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares — this will result in a broker non-vote. At the Annual Meeting, brokers will have discretionary authority to vote shares on the ratification of the appointment of our independent registered public accounting firm (ITEM 2), which is the only routine proposal to be presented at the Annual Meeting. If brokers exercise this discretionary voting authority on ITEM 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to the election of directors (ITEM 1), which is considered non-routine.

Proposals to Be Voted on; Vote Required; and How Votes Are Counted

We are asking you to vote on the following:

●	the election of all of the members of our Board of Directors, each to serve until our 2022 annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal; and
●	the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Election of Directors.  The affirmative vote of a plurality of all of the votes cast in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. The election of directors is a “non-routine” proposal. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast for this proposal and, as a result, will have no effect on the election of nominees, although they will be considered present for the purpose of determining the presence of a quorum.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm. Abstentions and broker non-votes, if any, are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.

Expenses

The Company will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and directors and the officers and other personnel of MSC Adviser I, LLC, our investment adviser (the “Adviser” or “MSC Adviser”), may solicit your proxy by telephone, by electronic means or in person, for which they will not be separately compensated. We have retained Broadridge Investor Communications Solutions, Inc. (“Broadridge”) to aid in the solicitation of proxies. We will pay Broadridge a fee of approximately $5,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of our Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

Confidential Voting

All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

●	to meet any legal requirements;
●	to permit the inspectors of election to tabulate and certify your vote; or
●	to adequately respond to your written comments on your proxy card.

ELECTION OF DIRECTORS

(ITEM 1)

Each member of our Board of Directors serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. Currently, our Board of Directors has four members, of whom three are not “interested persons”, as defined in the Investment Company Act of 1940 (the “1940 Act”) of the Company, our Adviser or its parent company Main Street Capital Corporation (“Main Street”). The 1940 Act and our articles of amendment and restatement require that our Board of Directors be composed of a majority of members who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or our Adviser.

The term of office of all directors will expire at this year’s Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee and the nomination of our Board of Directors, each of the four nominees named below, all of whom are presently members of our Board of Directors, will stand for re-election as directors at the Annual Meeting.

Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unable to serve or, for good cause, will not serve as a director, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving. None of the director nominees has been nominated for election pursuant to any agreement or understanding between such person and the Company.

Any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Set forth below is certain information (as of the Record Date) with respect to the nominees for election as directors. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board of Directors. The business address of each nominee listed below is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

Nominees

Name and Principal Occupation	Age	Director Since

Independent Directors

Robert L. Kay	69	2020

Mr. Kay has been an independent director since October 2020. Mr. Kay has more than 40 years of broad-based banking, investments, private equity intermediary, and private business management experience, including commercial loan and venture capital investment portfolio oversight. After spending the first 10 years of his career as a corporate lender with a major Texas bank holding company in Dallas, he returned to his hometown in Austin where he spent the next eight years in the venture investing arena. Beginning in 1990, Mr. Kay served as Chief Executive Officer and/or Chief Operating Officer of multiple start-up, growth phase, and turnaround operating company situations, including serving as Chief Financial Officer of DrillingInfo from 2006 until its sale in 2012. Mr. Kay has served as the managing member and chief executive officer of Excelleration Partners, an early-stage investment firm since 2012. Mr. Kay earned a B.B.A. in general business (accounting concentration) from the University of Texas.

We believe that Mr. Kay is qualified to serve on our board of directors because of his strong operating background, including his development of strategic partner relationships, in addition to his extensive financial and transactional experience.

John O. Niemann Jr.	64	2012

Mr. Niemann has been an independent director since 2012 and Chairman of the Nominating and Corporate Governance Committee since October 2020. He is a Managing Director of Andersen Tax LLC having served in this position since June 2013. He is also the President and Chief Operating Officer of Arthur Andersen LLP and has been since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. He began his career at Arthur Andersen LLP in 1978 and has served in increasing responsibilities in senior management positions, since 1992. Mr. Niemann has served as a director and Chairman of the Audit Committee of Hines Global Income Trust since July 2014 and as the lead independent director since May 2019 and as a director and Chairman of the Audit Committee of Adams Resources & Energy, Inc. since May 2019. Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre and Taping for the Blind, Inc. He graduated with a B.A. in Managerial Studies (magna cum laude) and a master’s degree in accounting from Rice University, received a J.D. (summa cum laude) from the South Texas College of Law and an LL.M. in taxation (summa cum laude) from the University of San Francisco School of Law.

We concluded that Mr. Niemann’s significant experience in the public accounting industry including over 40 years in various capacities at Arthur Andersen makes him well qualified to serve as one of our directors.

Name and Principal Occupation	Age	Director Since

Jeffrey B. Walker	60	2020

Mr. Walker has been an independent director and Chairman of the Audit Committee since October 2020. Mr. Walker retired in May 2020 after a successful 38-year career in public accounting with Arthur Andersen and, more recently, Deloitte Tax, LLP where he held several leadership roles including, most recently, Vice Chairman from 2014 until May 2020. Mr. Walker served as a member of Deloitte LLP’s board from 2011 until 2015 and also served as the Chief Development Officer of Deloitte Tax from 2013 until 2015. Mr. Walker is a certified public accountant and a member of the AICPA and Texas State Board of CPAs and earned a B.B.A. in Accounting and Economics from the University of Mississippi.

We believe Mr. Walker is qualified to serve on our Board of Directors because of his extensive experience and leadership as a long-time and distinguished operating executive and partner at Deloitte and Arthur Andersen.

Interested Director

Mr. Hyzak is an interested person, as defined in the 1940 Act, due to his position as an officer of the Company and MSC Adviser I, LLC, the Company’s investment adviser, as well as Main Street.

Dwayne L. Hyzak	48	2018

Mr. Hyzak was appointed to our Board of Directors in June 2020 and as our Chief Executive Officer and Chairman in October 2020. Mr. Hyzak has served as Main Street’s Chief Executive Officer since November 2018 and as a member of Main Street’s Board of Directors since January 2018. Mr. Hyzak also serves as a member of Main Street’s management team’s investment and executive committees. Previously, he served as Main Street’s President (2015 until November 2018), Chief Operating Officer (2014 until November 2018), Chief Financial Officer (2011 until 2014) and Senior Managing Director since 2011. Mr. Hyzak has served in other senior executive positions at Main Street since prior to its IPO in 2007. From 2002, Mr. Hyzak has also served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of Main Street. From 2000 to 2002, Mr. Hyzak was a Director of Integration with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he was principally focused on the company’s mergers and acquisitions and corporate finance activities. Mr. Hyzak currently serves on the Board of Directors of Child Advocates, a non-profit organization that trains and supports advocates to serve the interests of abused or neglected children in the greater Houston area.

We concluded that Mr. Hyzak is qualified to serve on our Board of Directors because of his experience and long tenure in leadership roles, currently as Chief Executive Officer of Main Street, a publicly listed BDC, and previously as President and Chief Operating Officer of Main Street, along with his extensive experience in investing and managing investments in lower middle market companies, mergers and acquisitions, corporate finance, tax and accounting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES
NAMED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

We maintain a corporate governance section on our website which contains copies of the charters for the committees of our Board of Directors. The corporate governance section may be found at http://mscincomefund.com under “Corporate Governance – Governance Documents” in the “Investors” section of our website. The corporate governance section contains the following documents, which are available in print to any stockholder who requests a copy in writing to MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056:

Audit Committee Charter

Nominating and Corporate Governance Committee Charter

Pricing Committee Charter

In addition, our Code of Business Conduct and Ethics may be found at http://mscincomefund.com under “Corporate Governance – Governance Documents” in the “Investors” section of our website and is available in print to any stockholder who requests a copy in writing. Our Board of Directors adopted the Code of Business Conduct and Ethics in order to establish policies, guidelines and procedures that promote ethical practices and conduct by the Company and all its officers, directors and other personnel. All officers, directors and Company personnel are responsible for maintaining the level of integrity and for complying with the policies contained in the Code of Business Conduct and Ethics. Company personnel are required to acknowledge that they have received, read and understands the Code of Business Conduct and Ethics and agree to observe the policies and procedures contained therein at the time of hire and annually thereafter. We intend to disclose any substantive amendments to, or waivers from, our Code of Business Conduct and Ethics within four business days of the waiver or amendment through a posting on our website or on a current report on Form 8-K filed with the SEC.

Director Independence

While we are not listed on any public securities exchange, we comply with corporate governance rules of the New York Stock Exchange (“NYSE”) requiring listed companies to have a board of directors with at least a majority of independent directors. The NYSE listing standards provide that a director of a business development company (“BDC”) will be considered to be independent if he or she is not an “interested person” of such company, as defined in Section 2(a)(19) of the 1940 Act. The 1940 Act also requires that we, as a BDC, maintain a majority of independent directors on our Board of Directors. On an annual basis, each member of our Board of Directors is required to complete a questionnaire designed to provide information to assist the Board of Directors in determining whether the director is independent under the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the 1940 Act. Our Board of Directors has affirmatively determined that each of our directors, other than Mr. Hyzak, is independent under such standards.

Our Board of Directors considered certain portfolio investments and other transactions in which our directors may have had a direct or indirect interest, including the transactions, if any, described under the heading “Certain Relationships and Related Party Transactions” in evaluating each director’s independence under the applicable standards, and the Board of Directors determined that no such transaction would impact the ability of any director to exercise independent judgment or impair his or her independence.

Communications with the Board

Stockholders or other interested persons may send written communications to the members of our Board of Directors, addressed to Board of Directors, c/o MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056. All communications received in this manner will be delivered to one or more members of our Board of Directors.

Board Leadership Structure

Mr. Hyzak serves as Chief Executive Officer, Chairman of the Board and a member of our Adviser’s investment committee. The Board believes that Mr. Hyzak is currently best situated to serve as Chairman of our Board of Directors given his history with the Company and Main Street, his deep knowledge of the Company’s business and his extensive experience in managing private debt and equity investments in lower middle market companies and debt investments in middle market companies. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. Hyzak brings Company-specific and industry-specific experience and expertise. The Board believes that the current leadership structure with Mr. Hyzak serving as Chief Executive Officer and Chairman of the Board promotes strategy development and execution while facilitating effective, timely communication between management and the Board and is optimal for effective corporate governance.

The Board does not have a lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of an audit committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

Board of Directors and its Committees

Board of Directors.  Our Board of Directors met eleven times during 2020 and acted by written consent once. All incumbent directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during 2020, and all then-serving directors attended the 2020 Annual Meeting of Stockholders, which was held virtually due to conditions caused by the COVID-19 global pandemic. Our Board of Directors expects each director to make a diligent effort to attend all Board and committee meetings, as well as each annual meeting of the Company’s stockholders.

Committees.  Our Board of Directors currently has, and appoints the members of, standing Audit and Nominating and Corporate Governance Committees. Each of those committees is comprised entirely of independent directors and has a written charter approved by our Board of Directors. The current members of these committees, as of the Record Date, are identified in the following table.

Board Committees
Director	Audit	Nominating and Corporate Governance
Robert L. Kay	☒	☒
John O. Niemann, Jr.	☒	Chair
Jeffrey B. Walker	Chair	☒

The Board of Directors also maintains a Pricing Committee that is comprised of Messrs. Hyzak and Kay. Mr. Kay also serves as the Board’s liaison to our Adviser’s Conflicts Committee, described further below.

Audit Committee.  During the year ended December 31, 2020, the Audit Committee met five times and did not act by written consent. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (as well as the compensation for those services), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. In addition, the Audit Committee is responsible for assisting our Board of Directors with its review and approval of the determination of the fair value of our investments and monitoring and overseeing the Company’s policy standards and guidelines for risk assessment and risk management. Our Board of Directors has determined that each of Messrs. Kay, Niemann and Walker is an “audit committee financial expert” as defined by the SEC. For more information on the backgrounds of these directors, see their biographical information above.

Nominating and Corporate Governance Committee.  During the year ended December 31, 2020, the Nominating and Corporate Governance Committee met twice and did not act by written consent. The Nominating and Corporate Governance Committee is responsible for determining criteria for service on our Board of Directors, identifying, researching and recommending to the Board of Directors director nominees for election by our stockholders, selecting nominees to fill vacancies on our Board of Directors or a committee of the Board, developing and recommending to our Board of Directors any amendments to our corporate governance principles and overseeing the self-evaluation of our Board of Directors and its committees.

Pricing Committee. Unless our stockholders allow us to do so, we are prohibited from selling, or issuing pursuant to our distribution reinvestment plan, shares of our Common Stock at a price below the then-current net asset value per share, exclusive of any distributing commission or discount, as applicable. The Pricing Committee is currently responsible for assisting the Board of Directors in determining the price at which we issue shares in any private sales and pursuant to our distribution reinvestment plan and ensuring that such price does not contravene this restriction. Additionally, the Pricing Committee is responsible for assisting the Board of Directors in determining the price at which we purchase shares pursuant to our share repurchase program. The Pricing Committee considers various factors, including the valuations of our investment portfolio, in determining whether the Company is issuing shares of Common Stock at a price below the then-current net asset value per share. During 2020, the Pricing Committee held no meetings and acted by written consent five times.

MSC Adviser I, LLC Conflicts Committee. Our Adviser maintains a Conflicts Committee that reviews and approves specific matters that may involve conflicts of interest among Main Street and its clients, including the Company. The Board of Directors has appointed Mr. Kay to represent the Company’s interest as liaison to our Adviser’s Conflicts Committee.

Director Nomination Process

Our Nominating and Corporate Governance Committee has determined that a candidate for election to our Board of Directors must satisfy certain general criteria, including, among other things:

●	be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work professionally with others;
●	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
●	be willing and able to devote sufficient time to the affairs of our Company and be diligent in fulfilling the responsibilities of a member of our Board of Directors and a member of any committee thereof (including: developing and maintaining sufficient knowledge of our Company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of our Board of Directors and any committee thereof; preparing for, attending and participating in meetings of our Board of Directors and meetings of any committee thereof; and satisfying appropriate orientation and continuing education guidelines); and
●	have the capacity and desire to represent the balanced, best interests of our stockholders as a whole and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee seeks to identify potential director candidates who will strengthen the Board of Directors and will contribute to the overall mix of general criteria identified above. In addition to the general criteria, the Nominating and Corporate Governance Committee considers specific criteria, such as particular skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), areas of expertise, specific backgrounds, and other characteristics, that should be represented on the Board of Directors to enhance its effectiveness and the effectiveness of its committees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse experience and viewpoints and a diverse mix of the specific criteria above. The process of identifying potential director candidates includes establishing procedures for soliciting and reviewing potential nominees from directors and for advising those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm used to identify director candidates.

Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to our Company for consideration, a stockholder must provide all information required to be disclosed in solicitations of proxies for election of directors in an election contest or would otherwise be required in connection with such solicitation, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. See “Stockholders’ Proposals” in this proxy statement and the relevant provisions of our bylaws for other requirements relating to stockholder proposals.

The Nominating and Corporate Governance Committee will consider candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The Nominating and Corporate Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on our Board of Directors. Although the Nominating and Corporate Governance Committee will consider candidates identified by stockholders, the Nominating and Corporate Governance Committee may determine not to recommend those candidates to our Board of Directors, and our Board of Directors may determine not to nominate any candidates recommended by the Nominating and Corporate Governance Committee. No director nominee named in this proxy statement was nominated by stockholders.

Board’s Role in the Oversight of Risk Management

Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and other risks.

The Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below. Committees meet in executive session with key management personnel regularly and with representatives of outside advisors as necessary.

Board/Committee	Primary Areas of Risk Oversight
Full Board

Strategic, financial and execution risks and exposures associated with the annual operating plan; major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; material acquisitions and divestitures; risks and exposures associated with leadership assessment, director compensation programs and arrangements, and review and approval of our Investment Advisory Agreement with the Adviser.

Audit Committee

Risks and exposures associated with financial matters, particularly investment valuation including oversight of the valuation designee pursuant to Rule 2a-5 under the 1940 Act, financial reporting and disclosure, tax, accounting, oversight of independent accountants, internal control over financial reporting, financial policies and credit and liquidity matters, along with information technology systems and policies including data privacy and security and business continuity and operational risks.

Nominating and Corporate Governance Committee

Risks and exposures relating to our programs and policies relating to legal compliance, corporate governance, and director nomination, evaluation and succession planning, and executive officer evaluation and succession planning.

Succession Planning

Our Board of Directors is actively engaged in succession planning for Board members and key personnel. Its succession planning efforts are led by the Nominating and Corporate Governance Committee for key personnel and non-interested Board members, both overseen by the full Board. These activities include an ongoing evaluation of our Adviser’s talent and leadership.

Hedging and Speculative Trading, Pledging of Company Securities

Our insider trading policy prohibits all directors, officers and personnel from, directly or indirectly, trading while in the possession of material nonpublic information related to the Company’s securities and from engaging in short sales and short-term or other speculative trading of our securities and any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of securities issued by us. Prohibited hedging activity includes market transactions in puts, calls and other derivatives and the purchase of prepaid variable forward contracts, equity swaps and collars. Pledging our securities in a margin account or as collateral for a loan is also prohibited under the policy except in limited circumstances that are pre-approved by our chief compliance officer.

Responsible Investment and Community Involvement

We believe that thoughtful consideration of Environmental, Social and Governance (“ESG”) matters provides meaningful value to our personnel, portfolio companies, shareholders and community. We believe that our commitment to implementing business practices mindful of ESG matters will have a lasting positive impact on all of our key stakeholders. Therefore, we are dedicated to taking ESG considerations into account with respect to our corporate activities, including in the evaluation of investments. Our Adviser incorporates ESG principals into its investment diligence and evaluation processes consistent with industry leading guidelines for responsible investment.

COMPENSATION OF DIRECTORS

Our independent directors are entitled to an annual retainer of $90,000 in addition to meeting fees of (i) $2,500 for each meeting of the Board of Directors attended in person or via teleconference and (ii) $1,000 for each committee meeting attended in person or via teleconference. We do not pay compensation to our interested directors.

Additionally, the Chairpersons of certain committees of the Board of Directors are entitled to the following annual retainer amounts:

●	$15,000 to the Chair of the Audit Committee of the Board of Directors; and
●	$10,000 to the Chair of the Nominating and Corporate Governance Committee of the Board of Directors.

We also pay a $10,000 annual retainer to the member of the Board of Directors appointed to be the liaison to our Adviser’s Conflicts Committee and reimburse all of our directors for reasonable out-of-pocket expenses incurred in connection with their service on the Board of Directors.

The following table sets forth the compensation that we paid during the year ended December 31, 2020 to our non-interested directors. Directors who are also employees of Main Street or any of its subsidiaries do not receive compensation for their services as directors.

Director Compensation Table

Name of Director	Fees Earned or Paid in Cash	All Other Compensation(1)	Total Compensation(2)
Interested Directors:
Dwayne L. Hyzak(3)	$—	$—	$—
Nicholas T. Meserve(4)	—	—	—
Sherri W. Schugart(4)	—	—	—
Janice E. Walker(5)	—	—	—
Independent Directors:
Gregory R. Geib(5)	102,000	—	102,000
Robert L. Kay(6)	34,500	—	34,500
John O. Niemann, Jr.	140,250	—	140,250
Peter Shaper(5)	102,000	—	102,000
Jeffrey B. Walker(6)	35,750	—	35,750

(1)	We did not award any portion of the fees earned by our directors in stock or options during the year ended December 31, 2020, we do not have a profit-sharing, compensation or retirement plan, and directors do not receive any pension or retirement benefits.
(2)	The amounts listed are for the fiscal year ending December 31, 2020.
(3)	Appointed to the Board of Directors in June 2020.
(4)	Resigned from the Board of Directors in June 2020.
(5)	Resigned from the Board of Directors in October 2020.
(6)	Appointed to the Board of Directors in October 2020.

For the beneficial ownership of our Common Stock by each of our directors and the dollar range value of such ownership, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 16.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers:

Name	Age	Position(s) Held
Dwayne L. Hyzak(1)	48	Chairman of the Board and Chief Executive Officer
David L. Magdol(1)	51	President, Chief Investment Officer
Jesse E. Morris(2)	53	Executive Vice President and Chief Operating Officer
Jason B. Beauvais	46	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Brent D. Smith(2)	46	Chief Financial Officer and Treasurer
Nicholas T. Meserve	41	Managing Director
Cory E. Gilbert	48	Chief Accounting Officer and Assistant Treasurer

(1)	Member of Main Street’s investment committee. The investment committee is responsible for all aspects of our investment processes, including approval of investments. Vincent D. Foster, Main Street’s Executive Chairman, is also a member of Main Street’s investment committee.
(2)	Effective August 31, 2021, Jesse E. Morris will assume the roles of Chief Financial Officer and Treasurer in addition to his current responsibilities. Mr. Smith’s employment with Main Street, including his position as our Chief Financial Officer and Treasurer, will cease effective August 31, 2021.

The address for each executive officer is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056. The age given for each of our officers is as of the Record Date. Each officer holds office until his successor is chosen and qualified or until his earlier death, removal or resignation.

For more information on Mr. Hyzak, Chairman of the Board and Chief Executive Officer, see his biographical information under “Election of Directors” above.

David L. Magdol has served as our President and Chief Investment Officer since October 2020 and as the President of Main Street since November 2018 and Chief Investment Officer since 2011. Mr. Magdol is also the chairman of Main Street’s management team’s investment committee and a member of our management team’s executive committee. Previously, he served as Vice Chairman from 2015 until November 2018. Mr. Magdol has served in other senior executive positions at Main Street since prior to its IPO in 2007. Mr. Magdol has also served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours, since 2002. Mr. Magdol joined Main Street from the investment banking group at Lazard Freres & Co. Prior to Lazard, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase.

Jesse E. Morris has served as our Executive Vice President and Chief Operating Officer since October 2020 and as Executive Vice President and Chief Operating Officer of Main Street since July 2019. Mr. Morris previously served in various roles of increasing responsibility with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, including most recently as Executive Vice President — Finance and President — Infrastructure Solutions from 2018 until July 2019. In this position, he oversaw the accounting, treasury, tax and financial planning and analysis activities and led Quanta’s public-private partnership (P3) concession and private infrastructure investment activities. He previously served as Quanta’s Executive Vice President — Corporate Development from 2014 to 2018. Prior to joining Quanta, Mr. Morris served in various financial and accounting positions of increasing responsibility with Sysco Corporation (NYSE: SYY), a global distributor of food and related products primarily to the foodservice or food-away-from-home industry, from 2002 through 2013, including as Vice President and Chief Financial Officer — Foodservice Operations and Vice President of Finance and Chief Financial Officer — Broadline Operations. His responsibilities in those positions at Sysco included the oversight of financial and accounting matters for field operations and corporate financial planning and analysis matters. Mr. Morris began his career as a certified public accountant with Arthur Andersen where he advanced to experienced audit manager.

Brent D. Smith has served as our Chief Financial Officer and Treasurer since October 2020 and as the Chief Financial Officer and Treasurer of Main Street since November 2014 and previously as Senior Vice President-Finance of Main Street since August 2014. Mr. Smith previously served as Executive Vice President, Chief Financial Officer and Treasurer of Cal Dive International, Inc. from 2010 through June 2014 and in various finance and accounting roles at Cal Dive from 2005 through 2010. On March 3, 2015, Cal Dive and certain of its subsidiaries, excluding its foreign subsidiaries, filed for voluntary protection under Chapter 11 of the Bankruptcy Code. Prior to joining Cal Dive, Mr. Smith was a manager with FTI Consulting (NYSE: FCN). Prior to that, Mr. Smith, a certified public accountant, was employed as a senior auditor at Arthur Andersen LLP.

Jason B. Beauvais has served as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary since October 2020 and as Main Street’s Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of Main Street since 2012. He also currently serves as chair of the BDC Council Legal Committee of the Small Business Investor Alliance (SBIA), the BDC and small business investment company trade association. Previously, Mr. Beauvais served as Vice President, General Counsel and Secretary of Main Street since 2008. From 2006 through 2008, Mr. Beauvais was an attorney with Occidental Petroleum Corporation (NYSE: OXY), an international oil and gas exploration and production company. Prior to joining Occidental Petroleum Corporation, Mr. Beauvais practiced corporate and securities law at Baker Botts L.L.P., where he primarily counseled companies in public issuances and private placements of debt and equity and handled a wide range of general corporate and securities matters as well as mergers and acquisitions.

Nicholas T. Meserve has served as our Managing Director since October 2020 and as Main Street’s Managing Director on its middle market investment team since 2012. Mr. Meserve previously served on our Board of Directors from April 2016 until June 2020. Previously, from 2004 until 2012, Mr. Meserve worked at Highland Capital Management, LP, a large alternative credit manager, and certain of its affiliates, where he managed a portfolio of senior loans and high yield bonds across a diverse set of industries. Prior to Highland, he was a Credit Analyst at JP Morgan Chase & Co.

Cory E. Gilbert joined Main Street in October 2020 and was appointed as our Chief Accounting Officer and Assistant Treasurer on October 30, 2020. From June 2015 to December 2019, Mr. Gilbert served as the Chief Financial Officer and Treasurer for OHA Investment Corporation, a publicly traded business development company externally managed by Oak Hill Advisors LP. From September 2013 to May 2015, Mr. Gilbert worked at RED Capital Group, the commercial mortgage banking arm of ORIX USA, where he most recently served as their Chief Financial Officer. Prior to that, from September 2008 to August 2013, Mr. Gilbert served as a line of business controller of ORIX USA. Prior thereto, Mr. Gilbert served as a manager in KPMG LLP financial services practice in the Dallas-Fort Worth area. Mr. Gilbert is a certified public accountant.

Compensation Discussion and Analysis

We currently have no employees. Our Adviser performs our day-to-day management functions. Our executive officers are all employees of the Adviser. We do not pay any of these individuals for serving in their respective positions. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to our Adviser and its affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our Common Stock by:

●	each person known to us to beneficially own more than five percent of the outstanding shares of our Common Stock;
●	each of our directors and executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date. Percentage of beneficial ownership is based on 79,716,361 shares of Common Stock outstanding as of the Record Date.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder and maintains an address c/o MSC Income Fund, Inc. at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

	Shares Owned Beneficially as of the Record Date
Name	Number	Percentage of Current Ownership
Interested Director:
Dwayne L. Hyzak	16,778.52	*
Independent Directors:
Robert L. Kay	—	—
John O. Niemann, Jr.	37,132.85	*
Jeffrey B. Walker	26,845.64	*
Executive Officers (that are not directors):
David L. Magdol	13,422.82	*
Jesse E. Morris	—	—
Jason B. Beauvais	6,711.41	*
Brent D. Smith	—	—
Nicholas T. Meserve	—	—
Cory E. Gilbert	—	—
All executive officers and directors as a group (10 persons)	100,891.24	*

*	Amount represents less than 1.0%.

The following table sets forth the dollar range of equity securities of the Company that were beneficially owned by each director as of the Record Date:

Name and Address(1)	Dollar Range of Equity Securities Beneficially Owned(2)(3)(4)
Interested Directors:
Dwayne L. Hyzak	Over $100,000
Independent Directors:
Robert L. Kay	None
John O. Niemann, Jr.	Over $100,000
Jeffrey B. Walker	Over $100,000

(1)	The address of each director is c/o MSC Income Fund, Inc., 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	The dollar ranges of equity securities beneficially owned by our directors is based on our net asset value per share of $7.46 as of May 31, 2021.
(4)	The dollar range of equity securities beneficially owned are: None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, or over $100,000.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors to review the Company’s financial matters. Each member of the Audit Committee meets the independence requirements established by the 1940 Act and under the applicable SEC rules. As the Audit Committee, we are responsible for the selection, engagement, compensation, retention and oversight of the Company’s independent registered public accounting firm. We are also responsible for recommending to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year.

In making our recommendation that the Company’s financial statements be included in its annual report on Form 10-K for the year ended December 31, 2020, we have taken the following steps:

●	We discussed with Grant Thornton LLP, or Grant Thornton, the Company’s independent registered public accounting firm for the year ended December 31, 2020, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.
●	We conducted periodic executive sessions with Grant Thornton, with no members of the Company’s management present during those discussions. Grant Thornton did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.
●	We received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with us concerning independence, and we discussed with Grant Thornton its independence from the Company and the Adviser. We also considered whether the provision of non-audit services to the Company is compatible with Grant Thornton’s independence.
●	We determined that there were no former Grant Thornton employees, who previously participated in the Company’s audit, engaged in a financial reporting oversight role at the Company or the Adviser.
●	We reviewed, and discussed with the Company’s management and Grant Thornton, the Company’s audited consolidated balance sheet at December 31, 2020, and consolidated statements of income, changes in net assets and cash flows for the year ended December 31, 2020.

Based on the reviews and actions described above, we recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

THE AUDIT COMMITTEE

Jeffrey B. Walker, Chair
Robert L. Kay
John O. Niemann, Jr.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2021

(ITEM 2)

Our Board of Directors has ratified the decision of the Audit Committee to appoint Grant Thornton LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2021. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company. We expect that representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

For the years ended December 31, 2020 and December 31, 2019, the Company incurred the following fees for services provided by Grant Thornton, including expenses:

	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019
Audit Fees	$492,720	$450,791
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$492,720	$450,791

During the fiscal years ended December 31, 2020 and December 31, 2019, Grant Thornton LLP did not bill any non-audit fees for services rendered to the Company, the Adviser or Main Street.

Audit Fees.  Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Fees.  Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees.  Tax fees include corporate and subsidiary compliance and consulting.

All Other Fees.  Fees for other services would include fees for products and services other than the services reported above.

It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.

The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2021. Abstentions and broker non-votes, if any, are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

THE BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF
GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2021

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our or our Adviser’s officers, directors and personnel and any person controlling or under common control with us or our Adviser, subject to certain exceptions.

In addition, our Code of Business Conduct and Ethics, which is applicable to all of our personnel, officers and directors, requires that all personnel, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Business Conduct and Ethics is available at http://mscincomefund.com under “Corporate Governance – Governance Documents” in the “Investors” section of our website.

Our Adviser

We are managed by MSC Adviser, a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), formed in November 2013 as a wholly owned subsidiary of Main Street to provide investment management and other services to parties other than Main Street and its subsidiaries. MSC Adviser or its affiliate has provided investment sub-advisory services to the Company since our inception through October 30, 2020.

On October 30, 2020, we entered into the Investment Advisory and Administrative Services Agreement (the “Investment Advisory Agreement”) with MSC Adviser, pursuant to which we pay MSC Adviser a fee for its services consisting of two components — a management fee and an incentive fee. The management fee is calculated at an annual rate of 1.75% of our average gross assets. The term “gross assets” means total assets of the Company, including cash, cash equivalents and the Company’s borrowings that are used for investment purposes. The incentive fee consists of two parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears and equals 20.0% of our pre-incentive fee net investment income for the immediately preceding quarter, expressed as a quarterly rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, exceeding 1.875% (or 7.5% annualized), subject to a “catch up” feature. For purposes of this fee, adjusted capital means cumulative gross proceeds generated from sales of our Common Stock (including proceeds from our dividend reinvestment plan) reduced for non-liquidating distributions, other than distributions of profits, paid to our stockholders and amounts paid for share repurchases pursuant to our share repurchase program. The second part of the incentive fee, referred to as the incentive fee on capital gains, is an incentive fee on realized capital gains earned from our portfolio and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement). This fee equals 20.0% of our incentive fee capital gains, which is equal to our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

Additionally, pursuant to our Investment Advisory Agreement, to the extent necessary, MSC Adviser provides certain administrative services in connection with the proper conduct and operation of our business, including legal, accounting, tax, insurance and investor relation services, to us. Except to the extent waived, we are required to reimburse MSC Adviser for the actual cost of the administrative services it provides. We are also required to reimburse MSC Adviser for the actual expenses it or its affiliates, or any third-party administrator incur in connection with the provision of administrative services to us, including the personnel and related employment direct costs and overhead of the Adviser or its affiliates, or any third-party administrator for provision of administrative services (as opposed to investment advisory services). We are not required to reimburse MSC Adviser for personnel costs in connection with services for which MSC Adviser or its affiliates, or any third-party administrator, receives a separate fee.

The Investment Advisory Agreement provides that MSC Adviser and its officers, directors, controlling persons and any other person or entity affiliated with it acting as our agent are entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by such indemnitee, and such indemnitee will be held harmless for any loss or liability suffered by us, if (i) the indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (ii) the indemnitee was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of negligence, willful malfeasance, bad faith or misconduct by the indemnitee or an affiliate thereof acting as the Company’s agent and (iv) the indemnification or agreement to hold the indemnitee harmless is only recoverable out of the Company’s net assets and not from the Company’s stockholders.

Our stockholders and our Board of Directors, which consists of a majority of non-interested directors, have approved the Investment Advisory Agreement, including the fee structure thereunder. The Investment Advisory Agreement has an initial term of two years and is subject to annual renewal thereafter with the approval of (i) the Board of Directors, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of the members of the Board of Directors who are not “interested persons,” as defined under the 1940 Act, of the Company.

Prior to entering into the Investment Advisory Agreement with MSC Adviser, our day-to-day activities were managed by HMS Adviser LP (“HMS Adviser”) pursuant to an investment advisory and management agreement (the “HMS Advisory Agreement”) with substantially similar terms to the Investment Advisory Agreement.

For the year ended December 31, 2020, we paid an aggregate of approximately $18.5 million of base management fees under the terms of the Investment Advisory Agreement and the HMS Advisory Agreement and did not incur any subordinated incentive fees on income.

Expense Waiver

Pursuant to our Investment Advisory Agreement and the HMS Advisory Agreement, we are required, and have been required, to pay or reimburse MSC Adviser or our prior investment adviser, HMS Adviser, as applicable, for administrative services expenses, which include all costs and expenses related to our day-to-day administration and management not related to advisory services, whether such administrative services were performed by a third party service provider or affiliates of the applicable investment adviser (to the extent performed by MSC Adviser, HMS Adviser or their affiliates, the “Internal Administrative Services”). MSC Adviser does not, and HMS Adviser did not, earn any profit under their provision of administrative services to us. We and MSC Adviser have entered into an expense waiver agreement, pursuant to which MSC Adviser has waived reimbursement for Internal Administrative Services through March 31, 2021. Since inception through December 31, 2020, our investment advisers waived the reimbursement of total Internal Administrative Services expenses of $20.8 million. Waived Internal Administrative Services expenses have been permanently waived and are not subject to future reimbursement.

Allocation of MSC Adviser’s Time

We rely on MSC Adviser to manage our day-to-day activities and to implement our investment strategy. MSC Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. Additionally, except for certain restrictions on MSC Adviser set forth in the Investment Advisory Agreement, MSC Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of MSC Adviser. As a result of these activities, MSC Adviser and certain of its affiliates and their personnel will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Therefore, MSC Adviser, and certain of its affiliates and their personnel may experience conflicts of interest in allocating management time, services, and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us. However, MSC Adviser believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved.

Co-Investment Transactions

In the ordinary course of business, we enter into transactions with other parties that may be considered related party transactions. We have implemented certain policies and procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek

Board of Directors and/or appropriate Board committee review and approval for such transactions and otherwise comply with, or seek, orders for exemptive relief from the SEC, as appropriate.

In April 2014, we received an exemptive order from the SEC permitting co-investments by us and Main Street in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. In December 2020, we received an amended exemptive order from the SEC permitting co-investments by us, Main Street and other funds advised by MSC Adviser in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. We have made co-investments with Main Street and in the future intend to make co-investments with Main Street and other funds advised by MSC Adviser in accordance with the conditions of the order. The order requires, among other things, that Main Street and MSC Adviser consider whether each such investment opportunity is appropriate for us, Main Street and MSC Adviser’s other advised clients, as applicable, and if it is appropriate, to propose an allocation of the investment opportunity between such parties. MSC Adviser’s relationship with Main Street and its agreements with its other clients may provide MSC Adviser and its investment personnel an incentive to allocate opportunities to Main Street or other participating funds instead of us. However, both MSC Adviser and Main Street have policies and procedures in place to manage this conflict, including oversight by the independent members of our Board of Directors.

Main Street Term Loan

We have entered into a term loan agreement (the “Term Loan Agreement”) with Main Street, the parent company to the Adviser, which provides for a loan of $40.0 million to the Company, bearing interest at a fixed rate of 5.00% per annum. We paid a 1.00% upfront fee to Main Street in connection with the Term Loan Agreement, which is scheduled to mature on January 27, 2026. Borrowings under the Term Loan Agreement are not subject to re-borrowing, are expressly subordinated and junior in right of payment to all secured indebtedness of the Company and may be prepaid any time after January 27, 2023 in accordance with the additional conditions described in the Term Loan Agreement. The Term Loan Agreement was unanimously approved by the Board, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of us or the Adviser.

INVESTMENT ADVISOR, ADMINISTRATOR AND PRINCIPAL UNDERWRITER

Our investment adviser and administrator is MSC Adviser I, LLC, a wholly owned portfolio company of Main Street Capital Corporation, a publicly traded BDC. The principal business address of the Adviser is 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056. The public offering of our shares of Common Stock has concluded and Hines Securities, Inc. previously served as our Dealer Manager. The principal business address of Hines Securities, Inc. is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

STOCKHOLDERS’ PROPOSALS

Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2022 Annual Meeting, pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), must ensure that notice of such proposal is received at our principal executive office at 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056 no later than February 24, 2022, and that such proposal complies with all applicable requirements of Rule 14a-8.

In addition, any stockholder who intends to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders at our 2022 Annual Meeting (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of our Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. Any such proposals must be sent to our Corporate Secretary at MSC Income Fund, Inc., 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056.

The advance notice provisions of our Amended and Restated Bylaws require that nominations of persons for election to the Board of Directors and proposals of other business to be considered by the stockholders at the 2022 Annual Meeting must be made in writing and submitted to our Corporate Secretary at the address above no earlier than January 25, 2022 and no later than 5:00 p.m., ET on February 24, 2022 and must otherwise be a proper matter for action by the stockholders. We advise you to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including but not limited to the different notice submission date requirements in the event that the date of the 2022 Annual Meeting is before August 15, 2022 or after October 14, 2022. The above procedures and requirements are only a summary of the provisions in our Amended and Restated Bylaws regarding stockholder nominations of directors and proposals of business to be considered by the stockholders. Please refer to our Amended and Restated Bylaws for more information on stockholder proposal requirements.

By Order of the Board of Directors,

JASON B. BEAUVAIS
Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary

Dated: June 24, 2021

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies, including MSC Income Fund, Inc. This notice supersedes any other privacy notice you may have received from the Company, and its terms apply both to our current stockholders and to former stockholders as well.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third-party except as described below.

●	The People and Companies that Make Up MSC Income Fund, Inc. It is our policy that only our authorized personnel who need to know your personal information will have access to it. Our or Main Street’s personnel who violate our privacy policy are subject to disciplinary action.
●	Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
●	Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

VIEW MATERIALS & VOTE w SCAN TO MSC INCOME FUND, INC. 1300 POST OAK BLVD., SUITE 800 HOUSTON, TX 77056 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D55719-P59122 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MSC INCOME FUND, INC. The Board of Directors recommends a vote "FOR" the election of each of the nominees listed below. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Elect our directors for a term of one year; Nominees: 01) Robert L. Kay 02) John O. Niemann, Jr. 03) Jeffrey B. Walker 04) Dwayne L. Hyzak The Board of Directors recommends a vote "FOR" proposal 2. For Against Abstain ! ! ! 2. To ratify our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D55720-P59122 MSC INCOME FUND, INC. Annual Meeting of Stockholders September 14, 2021, 9:00 AM, Central Time This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) Dwayne L. Hyzak and Jason B. Beauvais, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MSC INCOME FUND, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Central Time, September 14, 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. A properly executed and returned proxy shall be valid to vote and represent the covered shares of common stock for up to eleven months after the date of the executed proxy card, including at any adjournment or postponement of the Annual Meeting of Stockholders, unless revoked by a later-dated proxy or another method set forth in the accompanying Proxy Statement. Continued and to be signed on reverse side